ACCOUNTANT'S CONSENT

The Board of Directors
Applied Science and Technology, Inc.:



We consent to the use of our report dated July 28, 1995, relating to the consolidated financial statements of Applied Science and Technology, Inc., as of December 31, 1995 and 1994 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.




                                    /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
May 8, 1996